Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2018 relating to the consolidated financial statements of BlackRock, Inc. appearing in Exhibit 99.1 to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

December 14, 2018